UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

BARNES & NOBLE EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37499	46-0599018
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountainview Blvd., Basking Ridge, NJ		07920
(Address of principal executive offices)		(Zip Code)

(908) 991-2665
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BNED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 2.02 Results of Operations and Financial Condition.

The information related to the Company’s anticipated financial results for fiscal year 2025 set forth in Item 4.02 below is incorporated by reference into this Item 2.02.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim                   Review.

On August 26, 2025, the Board of Directors (the “Board”) of Barnes & Noble Education, Inc. (the “Company”) concluded that the Company’s previously-issued unaudited interim condensed consolidated financial statements for the fiscal third quarter and nine-months ended January 25, 2025, the fiscal second quarter and six-months ended October 26, 2024, the fiscal first quarter ended July 27, 2024, and the fiscal third quarter and nine-months ended January 27, 2024 contained in its Quarterly Reports on Form 10-Q and the Company’s previously-issued audited consolidated financial statements for the fiscal year ended April 27, 2024 contained in its Annual Report on Form 10-K (the “Non-Reliance Periods”), as well as its disclosures related to such financial statements, including any reports, earnings releases, and investor presentations, and related communications issued by or on behalf of the Company with respect to the Non-Reliance Periods (the “Previously Issued Financial Information”), should no longer be relied upon. The determination by the Board was made upon the recommendation of the Audit Committee (the “Audit Committee”) of the Board and after consultation with the Company’s management team.

As previously reported by the Company in its Current Report on Form 8-K filed on July 18, 2025 (the “Prior 8-K”), certain information regarding the recording of cost of digital sales was brought to the attention of management in July 2025, which promptly informed the Audit Committee, that caused the Audit Committee to commence an internal investigation with the assistance of outside counsel and advisors.

The Audit Committee has made substantial progress in its investigation and in its review of the potential impact of these matters on the Company’s Previously Issued Financial Information for the Non-Reliance Periods. The Company expects the adjustments to Previously Issued Financial Information resulting from the investigation to be substantially consistent with what was previously reported in the Prior 8-K. The Company expects to report that correcting these matters will result in a decrease of $2.5 million in cost of sales for the fiscal third quarter and nine-months ended January 27, 2024; an increase of $5.7 million in cost of sales for the fiscal year ended April 27, 2024; a decrease in cost of sales of $0.7 million for the fiscal first quarter ended July 27, 2024; an increase in cost of sales of $13.1 million and $12.4 million for the fiscal second quarter and six-months ended October 26, 2024, respectively; and a decrease in costs of sales of $1.9 million and an increase of $10.5 million in cost of sales for the fiscal 2025 third quarter and nine-months ended January 25, 2025, respectively. These adjustments to cost of sales will have a corresponding impact on the Company’s results of operations, as well as its accrued liabilities and accounts receivable in the Non-Reliance Periods. None of the adjustments resulting from the investigation will impact the Company’s fiscal 2025 year-end cash and cash equivalents and total debt. Based on evidence reviewed by the Committee and its advisors to date, the Company believes that these potential impacts resulted from the actions of a payment processing employee, who has been suspended pending final results of the Committee’s investigation.

During the course of its investigation, the Audit Committee and its advisors also identified $3.5 million of sales in the quarterly period ended January 25, 2025 that did not meet the criteria for revenue recognition. The Company did not recognize any cost of sales associated with these sales. The Company expects to report that correcting this matter will result in a decrease of $3.5 million in sales and accounts receivable in the fiscal third quarter and nine-months ended January 25, 2025.

Based on a quantitative analysis of the adjustments described above and considering certain qualitative factors, the Board concluded that the Previously Issued Financial Information for the Non-Reliance Periods should no longer be relied upon. As a result, the Company expects to restate the financial statements for the Non-Reliance Periods (the “Restatement”), which will be corrected within its Annual Report on Form 10-K for the fiscal year ended May 3, 2025, when filed. However, the final determination regarding the scope of any such Restatement will depend on the completion of the Audit Committee’s review and the ongoing work of the Company and its independent registered public accounting firms for the fiscal periods of 2024 and 2025. The Company is also evaluating potential accounting adjustments unrelated to the investigation that could impact the Non-Reliance Periods. It is possible that the magnitude of such a Restatement may change as additional items may be identified as this work is completed.

As previously reported in the Prior 8-K, the Company expects to report material weaknesses, including a material weakness related to the appropriate review and approval of manual journal entries when it files its Annual Report on Form 10-K for the year ended May 3, 2025. As a result of the expected material weaknesses, the Company believes that its internal control over financial reporting was not effective, and its disclosure controls and procedures were not effective, as of May 3, 2025 and as of April 27, 2024, the respective end dates of each of its fiscal years 2024 and 2025, and the respective end dates of each of its interim Non-Reliance Periods within such fiscal years. The Company’s assessment of the effectiveness of its internal control over financial reporting will be described in more detail in the Annual Report on Form 10-K for the year ended May 3, 2025.

The Company has voluntarily contacted the staff of the Securities and Exchange Commission (the “SEC”) to advise the staff that an internal investigation is ongoing, and the Company intends to fully cooperate with the staff with respect to these matters.

As reported in the Prior 8-K, total sales in fiscal year 2025 is expected to be $1.61 billion (unaudited), an increase of $40.5 million in fiscal year 2025 over fiscal year 2024, and BNC First Day total revenue in fiscal year 2025 is expected to be $593.8 million (unaudited), an increase of $119.9 million over the prior year period. The total sales in fiscal year 2025 excludes the $3.5 million of revenue recognized in fiscal third quarter ended January 25, 2025 discussed above. The Company expects to report total net debt (defined as total debt, less cash and cash equivalents) of $94.0 million (unaudited) as of the end of fiscal year 2025, which was a decrease of $91.8 million from the Company’s total net debt of $185.8 million as of the end of fiscal year 2024. In addition, as previously reported in the Prior 8-K, the Company expects to be in compliance with its financial covenants under its credit agreement as of fiscal 2025 year-end. The Company has received from its lenders an extension of time within which it must deliver financial statements to its lenders.

The Audit Committee has discussed the matters disclosed in Item 4.02 of this Current Report on Form 8-K with BDO USA, P.C., the Company’s independent registered accounting firm for the fiscal year ended May 3, 2025, and with Ernst & Young LLP, the Company’s independent registered accounting firm for the fiscal year ended April 27, 2024.

Cautionary Note Regarding Forward-Looking Statements:

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of federal securities laws. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation: statements related to the internal investigation, including timing, amounts and expected outcome; expected financial results for fiscal 2024 and fiscal 2025 and quarterly periods contained within those fiscal years; the Company’s plans to file its Annual Report on Form 10-K for the fiscal year ended May 3, 2025; and the Company’s plans, objectives and intentions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by the forward-looking statement, including without limitation: the discovery of additional information relevant to the internal investigation; the conclusions of the Committee (and the timing of the conclusions) concerning matters relating to the investigation; and the timing of the review by, and the conclusions of, the Company’s independent registered public accounting firms regarding the investigation and the Company’s financial statements. See also other risks that are described in “Risk Factors” in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K filed with the SEC for the fiscal year ended April 27, 2024, and any subsequent reports filed with the SEC. All forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE EDUCATION, INC.

Date: August 29, 2025	By:	/s/ Jason Snagusky
	Name:	Jason Snagusky
	Title:	Chief Financial Officer